Exhibit (g)(1)(b) Form of Amended Appendix A to the Custodian Agreement

APPENDIX A

TO

THE CUSTODIAN AGREEMENT

BETWEEN

FORWARD FUNDS

and

BROWN BROTHERS HARRIMAN & CO

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 6/30/2005 “the Agreement”.

FORWARD ASIA EX-JAPAN EQUITIES FUND

FORWARD BANKING & FINANCE FUND

FORWARD EASTERN EUROPE EQUITIES FUND

FORWARD EMERGING MARKETS FUND

FORWARD GROWTH FUND

FORWARD INTERNATIONAL EQUITY FUND

FORWARD INTERNATIONAL FIXED INCOME FUND

FORWARD INTERNATIONAL SMALL COMPANIES FUND

FORWARD LARGE CAP EQUITY FUND

FORWARD LEGATO FUND

FORWARD LONG/SHORT CREDIT ANALYSIS FUND

FORWARD MINI CAP FUND

FORWARD OPPORTUNITIES FUND

FORWARD PROGRESSIVE REAL ESTATE FUND

FORWARD SMALL CAP EQUITY FUND

SIERRA CLUB EQUITY INCOME FUND

SIERRA CLUB STOCK FUND

FORWARD FUNDS		BROWN BROTHERS HARRIMAN & CO.

By:		By:
Name:	Barbara Tolle	Name:	Timothy J. Connelly
Title:	Treasurer	Title:	Partner
Date:		Date:

18-Mar-08	APPENDIX A